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                                                                  EXHIBIT 10.21

              [FIRST PACIFIC NATIONAL BANK/FP BANCORP LETTERHEAD]


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SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
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  I.    OBJECTIVE

        The objective of this plan is to provide incentives to those senior executives of FP Bancorp and First Pacific National Bank who can most directly impact the profitability, return to shareholders and other performance criteria of the corporation. The plan is designed to reward these individuals for attaining and sustaining high levels of performance and profitability, and for meeting and exceeding the short and long term goals of the corporation. The Board believes that this plan is desirable and necessary in order to attract, retain and motivate high quality executives to manage the corporation.

 II.    DURATION

        This is an annual performance plan. Although it is the company's intention to offer this plan, or a similar one, on an ongoing basis, there is no guarantee that it will be extended beyond the current year. All participants will be notified of any extension, change or termination prior to the start of each calendar year.


III.    PLAN DESCRIPTION

        The plan is designed to reward participants based upon the company's performance versus financial goals established as part of the annual budget and Strategic Plan.

        In order to protect shareholder interests, the plan requires a minimum return on assets and equity before any incentive award can be paid. As the returns rise above the minimum thresholds, incentives also rise accordingly. The award levels will be spelled out in a separate document prior to the beginning of each year.

        The plan will also identify key benchmark operating ratios that must be met in order for the plan to pay out in full. These benchmarks may include the CAMEL rating, efficiency ratio, ratio of non-performing assets to total assets and ratio of loan loss reserve to non-performing loans. Failure to achieve any of the benchmarks may result in the elimination or lowering of the plan award at the discretion of the Compensation Committee.

 IV.    PLAN ADMINISTRATION

        The Compensation Committee of the Board of Directors has the responsibility for designing and administering the plan. Before the beginning of each year, the Committee will review and revise the plan, and establish specific goals and award thresholds. The Committee may adjust the plan and/or payouts accordingly in the event that there are positive or negative occurrences during the year which are outside the significant control of the plan participants.



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               [FIRST PACIFIC NATIONAL BANK/FP BANCORP LETTERHEAD]


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SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
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V.    PLAN PARTICIPANTS

      Key executives of FP Bancorp and First Pacific National Bank who are responsible for directing significant management functions within the company are eligible for participation. Before the beginning of each year, the Compensation Committee shall review the recommendations of the company's executive management for participants and award levels. Participants may be added during the plan year at the discretion of the Compensation Committee, with their incentive awards prorated accordingly.

VI.   PAYMENT SCHEDULE

      The company will pay out the incentive awards as soon as practical after the end of the calendar year and after the company's outside auditors have reviewed the earnings and award calculations. All participants must be employed by the company on the final day of the plan year to be included in the incentive plan payout. Participants leaving the bank voluntarily or for cause prior to year end will be ineligible for any awards under this plan.

VII.  IMPACT OF MERGERS

      In the event the company becomes involved in a merger or acquisition, the Compensation Committee will attempt to adjust and continue the plan accordingly. Participants who are displaced as a result of such merger will be eligible for a pro-rata award based upon financial results attained through the date of the merger, plan termination, or personal departure, whichever is later.


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                                FP Bancorp, Inc.
                1996 Senior Management Incentive Compensation Plan
                        Benchmarks for 1996 Bonus Pool

                                                                                   PLAN                  FP
                                                                                 BENCHMARK              PLAN
                                                                                 ---------              ----
1)      a)      Safety and Soundness CAMEL Rating (at FPNB)                         "2" or better              2

        b)      CRA Rating (at FPNB)                                             "Fair" or better   Satisfactory

        c)      Compliance Rating (at FPNB)                                      "Fair" or better   Satisfactory

        d)      FRB Overall Rating (at FP Bancorp)                       "Satisfactory" or better   Satisfactory

2)              Efficiency Ratio (last quarter average Oct.-Dec.)                     74% or less         73.77%

3)              Nonperforming assets/Total assets                                   1.15% or less          0.93%

4)              Allowance for loan losses/Nonperforming loans                   Greater than 125%        432.31%


Budget includes $2 million of OREO, $500,000 of nonaccrual and $150,000 of > 90 days accruing

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                                FP BANCORP, INC.
                       BONUS POOL CALCULATION - 1996 PLAN

---------------------------------------------------------------------------------------------------------------------------
                                                                                                 Findley
                                                                                                 Premier
                                                                                  FP Budget     Performers
---------------------------------------------------------------------------------------------------------------------------
Net income                                         $ 3,178,000    $ 3,661,600    $ 3,842,566    $ 3,882,600    $ 4,098,400

less: income tax benefit                           $(1,204,000)   $(1,204,000)   $(1,204,000)   $(1,204,000)   $(1,204,000)

Pre-tax income                      <$2,000,000    $ 1,974,000    $ 2,457,600    $ 2,638,566    $ 2,678,600    $ 2,894,400

add: incentive pool                  $       --    $    26,000    $    62,400    $   100,000    $   101,400    $   145,600

add: provision for loan losses       $  600,000    $   600,000    $   600,000    $   600,000    $   600,000    $   600,000

Adjusted profit                     <$2,600,000    $ 2,600,000    $ 3,120,000    $ 3,338,566    $ 3,380,000    $ 3,640,000

Fully taxable (@ 40%)                              $ 1,184,400    $ 1,474,560    $ 1,583,140    $ 1,607,160    $ 1,736,640

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ROA                                         n/a           1.22%          1.41%          1.48%          1.49%          1.58%

AROA                                      <1.00%          1.00%          1.20%          1.28%          1.30%          1.40%

ROE**                                       n/a          18.88%         21.75%         22.83%         23.07%         24.35%

AROE**                                      n/a          15.45%         18.54%         19.83%         20.08%         21.62%

Fully taxable ROE**                         n/a           6.36%          7.91%          9.40%          9.55%         10.32%

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Bonus %                                       0%             1%             2%             3%             3%             4%

Bonus amount                         $       --    $    26,000     $    62,400   $   100,157    $   101,400    $   145,600

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


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                                                                                                 Findley
                                                                                                  Super
                                                                                                 Premiers
------------------------------------------------------------------------------------------------------------
Net income                          $ 4,309,000    $ 4,556,000    $ 4,803,000    $ 4,881,000    $ 5,003,200

less: income tax benefit            $(1,204,000)   $(1,204,000)   $(1,204,000)   $(1,204,000)   $(1,204,000)

Pre-tax income                      $ 3,105,000    $ 3,352,000    $ 3,599,000    $ 3,677,000    $ 3,799,200

add: incentive pool                 $   195,000    $   208,000    $   221,000    $   273,000    $   280,800

add: provision for loan losses      $   600,000    $   600,000    $   600,000    $   600,000    $   600,000

Adjusted profit                     $ 3,900,000    $ 4,160,000    $ 4,420,000    $ 4,550,000    $ 4,680,000

Fully taxable (@ 40%)               $ 1,863,000    $ 2,011,200    $ 2,159,400    $ 2,206,200    $ 2,279,520

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ROA                                        1.66%          1.75%          1.85%          1.88%          1.92%

AROA                                       1.50%          1.60%          1.70%          1.75%          1.80%

ROE**                                     25.60%         27.07%         28.53%         29.00%         29.72%

AROE**                                    23.17%         24.71%         26.26%         27.03%         27.80%

Fully taxable ROE**                       11.07%         11.95%         12.83%         13.11%         13.54%

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Bonus %                                       5%             5%             5%             6%             6%

Bonus amount                        $   195,000    $   208,000     $   221,000   $   273,000    $   280,800

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** Based on beginning equity of $16,833,000 (GAAP audited equity)


              Findley Premier Performing Banks are in the top 30%
                            of all California Banks.

           Findley Super Premier Performing Banks are in the top 5-8%
                            of all California Banks.

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

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                                FP BANCORP, INC.
                    PROJECTED 1996 SHORT-TERM INCENTIVE PLAN



                                                                                    SUPER          BUDGET
                                                   1% AROA         PREMIER         PREMIER        ---------
                                                  ---------       ---------       ---------       PROJECTED
                                          %       1996 AROE       1996 AROE       1996 AROE       1996 AROE
                                        ALLOC.     15.45%          20.08%          27.80%          19.83%
                                        ------    ---------       ---------       ---------       ---------
TOTAL 1996 SHORT-TERM                             $26,000         $101,400        $280,800        $100,157
  INCENTIVE POOL                                       1%               3%              6%           3.00%

SENIOR MANAGEMENT

Williamson - President/CEO              22.0%       5,720           22,308          61,776          22,035
Perdue - EVP/COO/CLO                    22.0%       5,720           22,308          61,776          22,035
Deems - EVP/CAO                         22.0%       5,720           22,308          61,776          22,035
Other Senior Management                 24.0%       6,240           24,336          67,392          24,038
                                       ------     -------         --------        --------        --------
    TOTAL GROUP INCENTIVE               90.0%      23,400           91,260         252,720          90,141

OTHER KEY MANAGEMENT
& UNALLOCATED                           10.0%       2,600           10,140          28,080          10,016
                                       ------     -------         --------        --------        --------

PROJECTED 1996 SHORT-TERM
MANAGEMENT INCENTIVE POOL              100.0%     $26,000         $101,400        $280,800        $100,157
                                       ------     -------         --------        --------        --------

FP 1996 ADJUSTED NET PROFIT
AT ROE % STATED ABOVE                          $2,600,000       $3,380,000      $4,680,000      $3,338,566



26-Mar-96
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